                                                         Exhibit Number (10)(iv)
                                                         To 3/31/98 Form 10-Q

                               SEVENTH AMENDMENT


          This Seventh Amendment (the "Seventh Amendment") is made and entered into as of February 24, 1998 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually, but solely and only as Trustee under a certain Trust Agreement dated the 5th day of April, 1990 and known as Trust No. 110513-07 (the "Landlord") and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "Tenant").

                               R E C I T A L S:
                               ----------------

          A. American National Bank and Trust Company of Chicago Trust No. 65287 (the "Prior Landlord") as landlord and Tenant as tenant have previously executed a written lease dated as of August 27, 1985 (the "Original Lease"), a written first amendment to agreement to lease dated as of August 15, 1986 (the "First Amendment"), a written second amendment to agreement to lease dated as of August 6, 1987 (the "Second Amendment") and a written third amendment to agreement to lease dated as of May 20, 1988 (the "third Amendment").

          B. The Original Lease as amended by the First Amendment, Second Amendment and Third Amendment was assigned by Prior Landlord to Landlord by an assignment dated April 6, 1990.

          C. Landlord as landlord and Tenant as tenant have previously executed a written fourth amendment to agreement to lease dated as of May 1, 1990 (the "Fourth Amendment"), a written fifth amendment to agreement dated as of January 12, 1995 (the "Fifth Amendment") and a written sixth amendment to agreement to lease dated as of November 30, 1995 (the "Sixth Amendment"), leasing certain premises (the "Premises") in a building (the "Building") located on the real estate with the street address of 181 West Madison Street, Chicago, Illinois. The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment is hereinafter referred to as the "Lease".

          D. Landlord and Tenant desire to temporarily expand the size of the Premises described in the Lease by an additional 8,245 rentable square feet (the "Seventh Expansion Space") for a term (the "Seventh Term") commencing on that date (the Seventh Trigger Date"), which is the later of: (i) the date Landlord tenders possession of the Seventh Expansion Space to Tenant in the condition required by Section 6 hereof; or (ii) March 15, 1998 and ending on that date (the "Seventh Ending Date") which is the earlier of: (i) March 14, 2001; or (ii) the date set forth in a termination notice delivered by Tenant to Landlord pursuant to Section 7 of this Seventh Amendment. The Seventh Expansion Space is located on the 15th floor of the Building. The location of the Seventh Expansion Space is indicated on Exhibit AE-7 attached hereto and incorporated herein by reference.

          E. Landlord and Tenant desire to modify and amend some of the provisions of the Lease by the terms and provisions of this Seventh Amendment.


     NOW, THEREFORE, in consideration of the respective covenants of the parties hereto contained in the Lease and this Seventh Amendment, Landlord and Tenant do hereby mutually agree as follows:

     1. CONTROLLING LANGUAGE. Insofar as the specific terms and provisions of this Seventh Amendment purport to amend or modify or are in conflict with the specific terms and provisions of the Lease, the terms and provisions of this Seventh Amendment shall govern and control; in all other respects, the terms and provisions (and definitions) of the Lease shall remain in full force and effect and unmodified. The Recitals set forth above are incorporated herein by reference as if fully set forth.

     2. PREMISES. Effective as of the Seventh Trigger Date, Paragraph 1A of the Lease shall, subject to future lease amendments affecting the size of the Premises, be deemed automatically amended by adding thereto the description and size of the Seventh Expansion Space contained in Recital D above and the Premises shall be deemed to contain, in the aggregate approximately 240,688 RSF. Effective as of the Seventh Ending Date, the size of the Premises shall, automatically revert back to the RSF contained therein immediately prior to this Seventh Amendment, subject to future lease amendments affecting the size of the Premises. Tenant shall vacate and return the Seventh Expansion Space to the Landlord, in the condition required by Paragraph 15 of the Lease, subject to the condition Tenant received it in pursuant to Section 6 hereof, no later than the Seventh Ending Date.

     3. COMMENCEMENT DATE. Notwithstanding the provisions contained in Paragraph 3 of the Lease, the "Commencement Date" with respect to the Seventh Expansion Space shall be the Seventh Trigger Date. Tenant's obligations to pay Rent and Operating Expenses allocable to the Seventh Expansion Space shall commence as of the Seventh Trigger Date.

     4. SEVENTH EXPANSION SPACE BASE RENT. Effective as of the Seventh Trigger Date, in addition to all other payments of Rent required under the Lease (including, but not limited to the Base Rental amounts set forth in Paragraph 4 of the Lease), and constituting an additional component of Rent under the Lease, Tenant shall pay to Landlord the following sums during the Seventh Term as and for Seventh Expansion Space Base Rent:

==========================================================================
    RATE PERIODS OF         PER      MONTHLY SEVENTH      ANNUAL SEVENTH
      THE SEVENTH          SQ/FT     EXPANSION SPACE      EXPANSION SPACE
         TERM             RENTAL        BASE RENT            BASE RENT
--------------------------------------------------------------------------
   3/15/98 - 3/14/99      $ 9.50        6,527.29             78,327.50
--------------------------------------------------------------------------
  3/15/99 - 3/14/2000     $10.00        6,870.83             82,450.00
--------------------------------------------------------------------------
 3/15/2000 - 3/14/2001    $10.50        7,214.38             86,572.50
==========================================================================

          Each installment of Monthly Seventh Expansion Space Base Rent shall be paid promptly on the first day of each and every calendar month during of the Seventh Term. It is the intent of Landlord and Tenant that the installments of Monthly Seventh Expansion Space Base Rent for each March during the Seventh Term be prorated to take into account the fact that the Seventh Term and the Rate Periods of the Seventh Term, begin and end during the middle of March. The prorated amounts of Monthly Seventh Expansion Space Base Rent, for each month of March occurring during the Seventh Term shall be: (i) for March 1998, the sum of $3,579.48; (ii) for March 1999, the sum of $6,715.68; (iii) for March 2000, the sum of $7,059.23;
          and (iv) for March 2001, the sum of $3,258.11.

     5. RENT ADJUSTMENTS. Notwithstanding any provision of the Lease to the contrary, including but not limited to the provisions contained in Paragraph 5B of the Lease, the Tenant shall not be liable for or required to pay any Rent Adjustments or Rent Adjustment Deposits for or in relation to the Seventh Expansion Space Base Rent.

     6. CONDITION OF THE SEVENTH EXPANSION SPACE. Tenant does hereby acknowledge that it has examined the Seventh Expansion Space and that the same has been previously built out and is currently occupied by another tenant of the Building. Tenant accepts the Seventh Expansion Space in its current "as is" condition, subject to the vacation thereof by the current tenant without causing any material damage thereto, and the delivery of possession thereof by Landlord to Tenant, in a broom swept condition. Landlord has not promised and shall not be required to make any improvements or alterations in or to the Seventh Expansion Space.

     7. TERMINATION RIGHT. Tenant shall have the right (the "Termination Right") to end the Seventh Term effective any time after December 14, 2000, upon not less than 6 months prior written notice to Landlord (the "Termination Notice"). Together with the Termination Notice, Tenant shall pay to the Landlord the sum of $10,000.00 (the "Termination Payment"). The Termination Notice shall state the date of termination (the "Termination Date"), which shall be the last day of a calendar month, and which shall not be less than 6 months subsequent to the date of Tenant's delivery of the Termination Notice and Termination Payment to Landlord. If Tenant shall exercise the Termination Right as aforesaid: (i) the Tenant shall vacate the Seventh Expansion Space by the Termination Date and return it to the Landlord in the condition required by Paragraph 15 of the Lease; and (ii) the Seventh Term shall automatically end as of the Termination Date. Except for Tenant's obligation to vacate and return the Seventh Expansion Space as aforesaid and the obligation to pay Landlord the Termination Payment and any Rent relating to the Seventh Expansion Space which has accrued through, but remains unpaid as of the Termination Date, Tenant shall have no further rights or obligations in relation to the Seventh Expansion Space after the Termination Date.

     8. NO OPTION TO EXTEND. Landlord and Tenant do hereby acknowledge that the options to extend the Lease, as set forth in Section 33 thereof, shall not apply to the Seventh Expansion Space.

     9. RIGHT OF FIRST REFUSAL. Landlord and Tenant do hereby acknowledge that after the Seventh Ending Date, the Seventh Expansion Space shall again be subject to the right of first refusal contained in Paragraph 31 of the Lease.

     10. BROKERS. Tenant represents that except for MIGLIN-BEITLER MANAGEMENT CORPORATION, it has not dealt with any real estate brokers in connection with this Seventh Amendment and, to its knowledge, no broker other than MIGLIN-BEITLER MANAGEMENT CORPORATION, initiated or participated in the negotiation of this Seventh Amendment, submitted or showed the Seventh Expansion Space or any other space in the Building to Tenant or is entitled to any commission or fee in connection with this Seventh Amendment. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims of any other party for broker commissions or fees in connection with this Seventh Amendment who claim to have dealt with the Tenant.

     Landlord represents that except for MIGLIN-BEITLER MANAGEMENT CORPORATION, it has not dealt with any real estate brokers in connection with this Seventh Amendment and, to its knowledge, no broker other that MIGLIN-BEITLER MANAGEMENT CORPORATION, initiated or participated in the negotiation of this Seventh Amendment, submitted or showed the Seventh Expansion Space or any other space in the Building, on behalf of Landlord, to Tenant or is entitled to any commission or fee in connection with this Seventh Amendment. Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from and against any and all claims of MIGLIN-BEITLER MANAGEMENT CORPORATION and any other party for broker commissions or fees in connection with this Seventh Amendment who claim to have dealt with the Landlord.

     11. MERGER. All negotiations, considerations, representations and understandings between Landlord and Tenant relating to this Seventh Amendment are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modification, termination, or surrender of the Lease, as modified by this Seventh Amendment, or surrender of the Premises (including the Seventh Expansion Space) or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by Landlord and no act by any representative or agent of Landlord other than delivery of such a written agreement and acceptance by Landlord shall constitute agreement to and acceptance thereof. Any prior negotiations or intentions of the parties relating to this Seventh Amendment, whether oral or evidenced by written documentation dated prior to the date of this Seventh Amendment, are null and void, unless specifically incorporated herein by reference.

     12. EXONERATION CLAUSE. This Seventh Amendment is executed by the undersigned, American National Bank and Trust Company of Chicago, not personally, but as Trustee in the exercise of the power and authority conferred upon and vested in it as such Trustee and under the express direction of the beneficiaries of the said Trust. It is expressly understood and agreed that all of the warranties, indemnities, representations, covenants, undertakings and agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in this instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LANDLORD:                    AMERICAN NATIONAL BANK AND TRUST
                             COMPANY OF CHICAGO, not individually, but solely as Trustee under Trust Agreement dated April
                             5, 1990 and known as Trust No. 110513-07

                                 /s/ J. Michael Whelan
                             By:_______________________________
                                  Title: Vice President

                                 /s/ Greg Kasprzyk
                             By:_______________________________
                                      Assistant Secretary


TENANT:                      THE NORTHERN TRUST COMPANY

                                 /s/ Diane Menza
                             By:________________________________
                                  Title: Vice President

                                 EXHIBIT AE-7

                            SEVENTH EXPANSION SPACE


                             [CHART APPEARS HERE]


                              THE NORTHERN TRUST
                                   8,245 RSF

                                   LEVEL 15

                               TOTAL RSF: 21,227